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                           Gardner, Carton & Douglas
                            Suite 3400 Quaker Tower
                            321 North Clark Street
                         Chicago, Illinois 60610-4795
                                  (312) 644-3000
                                 Telex: 25-3628
                           Telecopier: (312) 644-3381



                               November 10, 1997



The BlackRock Government Income Trust    Prudential Government Securities Trust
Gateway Center Three                     Short-Intermediate Term Series
100 Mulberry Street                      Gateway Center Three
Newark, New Jersey 07102                 100 Mulberry Street
                                         Newark, New Jersey 07102-4077


     RE:  REORGANIZATION OF THE BLACKROCK GOVERNMENT INCOME TRUST
          AND PRUDENTIAL GOVERNMENT SECURITIES TRUST
          (SHORT-INTERMEDIATE TERM SERIES)

Ladies and Gentlemen:

     We are outside counsel to The BlackRock Government Income Trust ("BlackRock Trust"). An Agreement and Plan of Reorganization (the "Plan") has been proposed pursuant to which the BlackRock Trust will transfer to the Short-Intermediate Term Series of the Prudential Government Securities Trust ("Short-Intermediate Series") all of the assets of the BlackRock Trust in exchange solely for Class A shares of the Short-Intermediate Series and the assumption by the Short-Intermediate Series of the liabilities, if any, of the BlackRock Trust incurred in the ordinary course of business followed by the constructive distribution of such Class A shares of the Short-Intermediate Series to the holders of each respective outstanding class of shares of beneficial interest (Class A and Class C) of the BlackRock Trust in liquidation by terminating the BlackRock Trust (the "Reorganization").
You have requested our opinion as to certain federal income tax consequences of the Reorganization. The opinion that follows is based on the Internal Revenue Code of 1986 as amended through the date hereof (the "Code"), judicial decisions, administrative rulings and regulations and such other sources of legal authority as we deemed necessary to consult in rendering this opinion. The opinion is also based on factual representations, including those set forth herein, the representations made by the parties in the Plan and on our understanding that the Reorganization will take place substantially as set out in the Plan and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in the Registration Statement on Form N-14 filed by Prudential Government Securities Trust with the Securities and Exchange Commission (the "Registration Statement") in connection with the

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The BlackRock Government Income Trust
Prudential Government Securities Trust
November 10, 1997
Page 2


meeting of shareholders of the BlackRock Trust currently scheduled to be held on or about January 23, 1997.

                           SUMMARY OF THE TRANSACTION

     In the Reorganization, the BlackRock Trust will transfer all of its assets and liabilities to the Short-Intermediate Series in exchange for Class A shares of the Short-Intermediate Series. The BlackRock Trust will then distribute as a liquidating distribution to its shareholders all Class A shares of the Short-Intermediate Series received in exchange for and in cancellation of each respective outstanding BlackRock Trust Class A and Class C share of beneficial interest and BlackRock Trust will terminate pursuant to the Plan.

                                BUSINESS PURPOSE

    Our opinion is based in part upon our understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of the BlackRock Trust and the Short-Intermediate Series as is represented below. A full description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                 REPRESENTATIONS

     In rendering our opinion we are, with your permission, assuming that the transaction will occur substantially as described in the Plan and the Proxy Statement. We are also relying on the following additional representations which have been certified to us by either the BlackRock Trust, the Short-Intermediate Series or both:

     1. The primary business purpose of this transaction is to achieve certain cost savings by combining the assets of the BlackRock Trust and the Short-Intermediate Series. The BlackRock Trust has experienced high expense ratios and an inability to attract new assets. Furthermore, the BlackRock Trust does not enjoy the economies of scale enjoyed by a larger fund.

     2. The fair market value of the Class A shares of the Short-Intermediate Series received by each of the BlackRock Trust shareholders will be approximately equal to the fair market value of the respective Class A and Class C shares of beneficial interest of the BlackRock Trust surrendered in exchange therefor.

     3. No cash or property, other than the Short-Intermediate Series Class A shares, will be transferred to the BlackRock Trust or distributed to the BlackRock Trust shareholders pursuant to the Reorganization.

     4. There is no plan or intention on the part of any shareholder of the BlackRock Trust who owns 5 percent or more of the shares of beneficial interest of the BlackRock Trust and

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The BlackRock Government Income Trust
Prudential Government Securities Trust
November 10, 1997
Page 3


to the best of the knowledge of management of the BlackRock Trust, there is no plan or intention on the part of the remaining shareholders of the BlackRock Trust to sell, exchange, or otherwise dispose of a number of shares of the Short-Intermediate Series received in the transaction that would reduce the BlackRock Trust shareholders' ownership of the Short-Intermediate Series to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding shares of beneficial interest of the BlackRock Trust as of the same date. No cash will be exchanged for the shares of beneficial interest of the BlackRock Trust in lieu of fractional shares of the Short-Intermediate Series. Moreover, shares of beneficial interest of the BlackRock Trust and shares of the Short-Intermediate Series held by the BlackRock Trust shareholders, and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be taken into account for purposes of this representation, except for shares of beneficial interest of the BlackRock Trust and the Short-Intermediate Series redeemed by the BlackRock Trust or the Short-Intermediate Series in the ordinary course of their respective businesses as open-end investment companies.

     5. The Short-Intermediate Series will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the BlackRock Trust immediately prior to the Reorganization. For purposes of this representation, amounts used by the BlackRock Trust to pay its Reorganization expenses, and all redemptions and distributions (except for distributions and redemptions occurring in the ordinary course of the BlackRock Trust's business as an open-end investment company) made by the BlackRock Trust immediately preceding the transfer will be included as assets of the BlackRock Trust held immediately prior to the Reorganization.

     6. The Short-Intermediate Series has no plan or intention to reacquire any of its shares issued in the transaction, except for shares redeemed in the ordinary course of its business as an open-end investment company.

     7. The Short-Intermediate Series has no plan or intention to sell or otherwise dispose of significant assets of the BlackRock Trust acquired in the transaction, except for dispositions made in the ordinary course of business. Following the Reorganization, the Short-Intermediate Series will continue the historic business of the BlackRock Trust of investing in a diversified portfolio of primarily U.S. Government securities and of mortgage-backed securities, asset-backed securities and corporate debt securities. Following the Reorganization, it is the plan and intention of the Short-Intermediate Series to retain and use at least 33-1/3 percent of the historic business assets (other than liquidity positions) of the BlackRock Trust in the continued business.

     8. As soon as practicable after the closing date, and in any event within 30 days thereafter, the BlackRock Trust will, in pursuance of the Plan, distribute the shares it receives in the Reorganization, and as soon as practicable after the closing date and in any event within 12 months of the closing date, the BlackRock Trust will then be liquidated for federal income tax purposes. The BlackRock Trust will have no assets to distribute other than the shares of the Short-Intermediate Series received in the Reorganization.

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The BlackRock Government Income Trust
Prudential Government Securities Trust
November 10, 1997
Page 4


     9. In no event will the BlackRock Trust dispose of to third parties assets which in the aggregate will result in less than 33 1/3 percent of the historic business assets (other than liquidity positions) of the BlackRock Trust being transferred to the Short-Intermediate Series in the Reorganization.

     10. Neither the BlackRock Trust nor persons who were shareholders of the BlackRock Trust immediately before the closing date of the Reorganization will own, immediately after the closing date of the Reorganization, Short-Intermediate Series shares constituting "control" of the Short-Intermediate Series within the meaning of Section 304(c) or Section 368(c) of the Code.

     11. All expenses incurred in connection with the Reorganization will be borne PRO RATA by the BlackRock Trust and the Short-Intermediate Series in proportion to their assets.

     12. There is no intercorporate indebtedness existing between the Short-Intermediate Series and the BlackRock Trust that was issued, acquired, or will be settled at a discount.

     13. The Short-Intermediate Series and the BlackRock Trust are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code, and are both regulated investment companies within the meaning of
Section 851 of the Code and have properly elected to be taxed as such.

     14. The Short-Intermediate Series does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of any class of beneficial interest of the BlackRock Trust.

     15. The liabilities, if any, and the unreimbursed distribution expenses of the BlackRock Trust to be assumed by the Short-Intermediate Series in the Reorganization plus the liabilities, if any, to which the transferred assets are subject were incurred by the BlackRock Trust in the ordinary course of business and are associated with the assets to be transferred.

     16. The fair market value and the adjusted basis of the BlackRock Trust's assets transferred to the Short-Intermediate Series will equal or exceed the sum of the liabilities, if any, assumed by the Short-Intermediate Series plus the liabilities, if any, to which the transferred assets are subject.

     17. The amount of cash, if any, retained by the BlackRock Trust to meet expenses, plus liabilities, if any, of the BlackRock Trust to be assumed by the Short-Intermediate Series in the Reorganization, plus the liabilities, if any, to which the transferred assets are subject, will not equal or exceed 20 percent of the fair market value of all property held by the BlackRock Trust immediately prior to the Reorganization.

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The BlackRock Government Income Trust
Prudential Government Securities Trust
November 10, 1997
Page 5

     18. The BlackRock Trust is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     19. In connection with the Reorganization, the BlackRock Trust has not and will not distribute to its creditors any shares of any class of the BlackRock Trust's shares of beneficial interest, the Short-Intermediate Series' Class A shares of beneficial interest to be received or rights to acquire any class of shares of beneficial interest of the BlackRock Trust or the Short-Intermediate Series' Class A shares of beneficial interest.

     20. It is anticipated that there will be no amount remaining in the hands of the BlackRock Trust after the payment of the liabilities of the BlackRock Trust.

                                    OPINION


     Based upon the foregoing, and based upon our review of the relevant legal authorities, it is our opinion that:

     1. The acquisition by Short-Intermediate Series of the assets of BlackRock Trust solely in exchange for voting shares of Short-Intermediate Series and the assumption by Short-Intermediate Series of BlackRock Trust's liabilities, if any, followed by the distribution of Short-Intermediate Series's voting shares in exchange for and in cancellation of their shares of beneficial interest of BlackRock Trust as a liquidating distribution pro rata to BlackRock Trust's shareholders and the termination of the BlackRock Trust pursuant to the Plan will constitute a reorganization within the meaning of
Section 368(a)(1)(C) of the Code, and each Trust will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by the shareholders of the BlackRock Trust upon receipt of the Short-Intermediate Series Class A shares solely in exchange for and in cancellation of the BlackRock Trust shares of beneficial interest, as described above and in the Plan. Code Section 354(a)(1).

     3. No gain or loss will be recognized to the BlackRock Trust upon the transfer of all of its assets to the Short-Intermediate Series solely in exchange for Class A shares of the Short-Intermediate Series and the assumption by the Short-Intermediate Series of the liabilities, if any, of the BlackRock Trust. Code Sections 361(a) and 357(a). In addition, no gain or loss will be recognized to the BlackRock Trust on the distribution of such shares to the BlackRock Trust's shareholders in liquidation by terminating the BlackRock Trust. Code Section 361(c)(1).

     4. No gain or loss will be recognized to Short-Intermediate Series upon the acquisition of the assets of the BlackRock Trust solely in exchange for Class A shares of the Short-Intermediate Series and the assumption of the BlackRock Trust's liabilities, if any. Code Section 1032(a).

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The BlackRock Government Income Trust
Prudential Government Securities Trust
November 10, 1997
Page 6


     5. The basis of the BlackRock Trust assets in the hands of the Short-Intermediate Series will be the same as the basis of such assets in the hands of the BlackRock Trust immediately prior to the Reorganization. Code
Section 362(b).

     6. The holding period of the BlackRock Trust assets in the hands of the Short-Intermediate Series will include the period during which such assets were held by the BlackRock Trust immediately prior to the Reorganization. Code Section 1223(2).

     7. The basis of the Short-Intermediate Series Class A shares to be received by shareholders of the BlackRock Trust will, in each instance, be the same as the basis of the Class A and Class C shares of beneficial interest of the BlackRock Trust held by such shareholders and canceled in the Reorganization. Code Section 358(a)(1).

     8. The holding period of the Short-Intermediate Series shares to be received by the shareholders of the BlackRock Trust will include the holding period of the shares of beneficial interest of the BlackRock Trust canceled pursuant to the Reorganization, provided that the Short-Intermediate Series shares were held as capital assets on the date of the Reorganization. Code
Section 1223(1).

     You should be aware that this opinion is not binding on the Internal Revenue Service or the courts and that no ruling of the Internal Revenue Service has been requested. No opinion is expressed concerning the state, local or foreign tax consequences of the Reorganization.

     This opinion is being delivered to you pursuant to paragraph 8.6 of the Plan.

     We hereby give you our consent to your inclusion of this opinion as an exhibit to the Registration Statement on Form N-14 filed by BlackRock Trust with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Gardner, Carton & Douglas